Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21900, 33-34205, 33-59275, and 33-54817) of Chris-Craft Industries, Inc. of our report dated February 12, 1998 appearing on page 13 of the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K, for the year ended December 31, 1997, and our report dated February 6, 1998 on the financial statements of United Paramount Network appearing in this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

New York, New York
March 27, 1998